                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT





                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a Party other than the registrant [_]

Check the appropriate box:

[_] Preliminary proxy statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive proxy statement                 Rule 14a-6(e)(2))

[_] Definitive additional materials

[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                             COMERICA INCORPORATED
- ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- ------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, is other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

- ------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

- ------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- ------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- ------------------------------------------------------------------------------

    (5) Total fee paid:

- ------------------------------------------------------------------------------

    [_] Fee paid previously with preliminary materials.

- ------------------------------------------------------------------------------

    [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

- ------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

- ------------------------------------------------------------------------------

    (3) Filing party:

- ------------------------------------------------------------------------------

    (4) Date filed:

- ------------------------------------------------------------------------------

Notes:

                               [COMERICA LOGO]

                             COMERICA INCORPORATED

                                   NOTICE OF

                         ANNUAL MEETING OF SHAREHOLDERS

                                      AND

                                PROXY STATEMENT

                                      1999

                               TABLE OF CONTENTS

1999 Proxy Statement........................................................   1
Questions and Answers.......................................................   1
The Proposal Submitted for Your Vote........................................   4
Information about Nominees and Incumbent Directors..........................   4
Nominees for Class III Directors - Terms Expiring in 2002...................   4
Incumbent Class II Directors - Terms Expiring in 2001.......................   5
Incumbent Class I Directors - Terms Expiring in 2000........................   5
Committees and Meetings of Directors........................................   6
Compensation Committee Interlocks and Insider Participation.................   7
Compensation of Directors...................................................   7
Retirement Plan for Directors...............................................   8
Security Ownership of Certain Beneficial Owners.............................   8
Amount and Nature of Beneficial Ownership...................................   8
Security Ownership of Management............................................   9
Section 16(a) Beneficial Ownership Reporting Compliance.....................  10
Transactions of Directors and Executive Officers with Comerica..............  11
Executive Officers..........................................................  11
Compensation of Executive Officers..........................................  13
Summary Compensation Table..................................................  13
Option Grants in Last Fiscal Year...........................................  14
Aggregated Option Exercises in Last Fiscal Year and
 Fiscal Year-End Option Values..............................................  15
Long-Term Incentive Plan Awards in Last Fiscal Year.........................  16
Defined Benefit Pension Plan Benefits.......................................  16
Employment Contracts and Severance Agreements...............................  19
Change of Control Agreements................................................  21
Compensation Committee Report...............................................  23
Stock Ownership Targets.....................................................  26
Performance Graph...........................................................  27
Independent Accountant......................................................  28
Shareholder Proposals.......................................................  28
Annual Report to Shareholders...............................................  29
Other Matters...............................................................  29

                               [COMERICA LOGO]

                             COMERICA INCORPORATED
                        COMERICA TOWER AT DETROIT CENTER
                              500 WOODWARD AVENUE
                            DETROIT, MICHIGAN 48226

                                                                   April 9, 1999

Dear Shareholder,

We invite you to attend our 1999 Annual Meeting of Shareholders at 9:30 a.m., Eastern Daylight Savings Time, on Friday, May 21, 1999 at The Detroit Institute of Arts, 5200 Woodward Avenue, Detroit, Michigan. Registration will begin at 8:30 a.m. A map showing the location of the meeting is on the back cover of the accompanying Proxy Statement.

The annual report, which we mailed to you, summarizes Comerica's major developments during 1998 and includes the 1998 financial statements.

Whether or not you plan to attend the meeting, please complete and mail the enclosed proxy card promptly so that your shares will be voted as you desire. IF YOU WISH TO VOTE IN THE MANNER THE BOARD OF DIRECTORS RECOMMENDS, IT IS NOT NECESSARY TO SPECIFY YOUR CHOICES ON THE PROXY CARD. SIMPLY SIGN, DATE AND RETURN THE PROXY CARD. YOU MAY ALSO VOTE BY TELEPHONE OR BY THE INTERNET BY FOLLOWING THE INSTRUCTIONS FOR USING THE AUTOMATED TELEPHONE AND INTERNET VOTING SYSTEMS PROVIDED ON THE PROXY CARD.

                                     Sincerely,
                                     /s/ Eugene A. Miller
                                     Eugene A. Miller
                                     Chairman and Chief Executive Officer

                             COMERICA INCORPORATED
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 21, 1999

   Date:      May 21, 1999
   Time:      9:30 a.m., Detroit, Eastern Daylight Savings Time
   Place:     The Detroit Institute of Arts
              5200 Woodward Avenue
              Detroit, Michigan 48226

We invite you to attend the Comerica Incorporated Annual Meeting of Shareholders to:

   1. Elect four Class III Directors for three-year terms expiring in 2002 or upon the election and qualification of their successors; and

   2. Transact any other business that is properly submitted before the annual meeting or any adjournments of the meeting.

The record date for the meeting is March 24, 1999 (the "Record Date"). Only shareholders of record at the close of business on that date can vote at the annual meeting. Comerica mailed this Notice of Annual Meeting to those shareholders.

A list of shareholders who can vote at the annual meeting will be available for inspection by shareholders at the meeting and for ten days prior to the meeting during regular business hours at the offices of the Corporate Legal Department, on the 33rd Floor of Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226.

Whether or not you plan to attend the meeting and whether you own a few or many shares of stock, the Board of Directors urges you to vote promptly. You may vote by signing, dating and returning the enclosed proxy card, by using the automated telephone voting system (for shares held in your own name), or by using the internet voting system (for shares held in your own name). You will find instructions for voting by telephone and by the internet on the enclosed proxy card.

                                     By Order of the Board of Directors,
                                     George W. Madison
                                     Executive Vice President,
                                     General Counsel and Corporate Secretary
April 9, 1999

                             COMERICA INCORPORATED
                        COMERICA TOWER AT DETROIT CENTER
                              500 WOODWARD AVENUE
                            DETROIT, MICHIGAN 48226

                              1999 PROXY STATEMENT

                             QUESTIONS AND ANSWERS

1.  Q:    WHAT IS A PROXY?

    A: A proxy is a document, also referred to as a proxy card (which is enclosed), by which you authorize someone else to vote for you in the way that you want to vote. Comerica's Board of Directors is soliciting this proxy. You may also abstain from voting.

2.  Q:    WHAT IS A PROXY STATEMENT?

    A: A proxy statement is the document the United States Securities and Exchange Commission (the "SEC") requires to explain the matters on which you are asked to vote on the proxy card.

3.  Q:    WHO CAN VOTE?

    A: Only holders of Comerica's common stock at the close of business on March 24, 1999, the Record Date, can vote at the annual meeting. Each shareholder of record has one vote for each share of common stock on each matter presented for a vote at the meeting.

4.  Q:    WHAT WILL I VOTE ON AT THE MEETING?

    A:    At the annual meeting, shareholders will vote to:

            (1) elect four Class III Directors for three-year terms expiring in 2002 or upon the election and qualification of their successors; and

            (2) transact any other business that is properly submitted before the annual meeting or any adjournments of the meeting.

5.  Q:    HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSAL?

    A:    The board recommends a vote FOR each of the nominees.

6.  Q:    HOW CAN I VOTE?

    A: You can vote in person, by telephone, by the internet, or by proxy. To vote by proxy, sign, date and return the enclosed proxy card. To vote by using the automated telephone voting system or the internet voting system, you must hold your shares in your name, and not in the name of a broker, dealer, bank or other third party, and you must follow the instructions on the enclosed proxy card. If you return your signed proxy card to Comerica before the annual meeting, the persons named as proxies on the card will vote your shares as you directed. You may revoke a proxy at any time before the proxy is exercised by:

            (1) giving written notice of revocation to the Corporate Secretary of Comerica at the address listed in the third paragraph of the Notice of Annual Meeting of Shareholders;

            (2) submitting another proxy that is properly signed and later dated;

            (3) voting in person at the meeting (but only if the shares are registered in Comerica's records in the name of the shareholder and not in the name of a broker, dealer, bank or other third party);

            (4) if you previously voted by telephone, by voting by telephone at a subsequent time; or

            (5) if you previously voted by the internet, by voting by the internet at a subsequent time.

7.  Q:    IS MY VOTE CONFIDENTIAL?

    A: Yes, your vote is confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to your vote. All comments you direct to management (whether written on the proxy card or elsewhere) will remain confidential unless you ask that your name be disclosed.

8.  Q:    WHAT IS A QUORUM?

    A: There were 157,233,332 shares of Comerica's common stock outstanding on the Record Date. A majority of the outstanding shares, or 78,616,667 shares, present or represented by proxy, constitutes a quorum. A quorum must exist to conduct business at the annual meeting.

9.  Q:    HOW DOES VOTING WORK?

    A: If a quorum exists, each director must receive the favorable vote of a majority of the shares voted, excluding abstentions and broker non-votes. A broker non-vote is a proxy a broker submits that does not indicate a vote for some or all the proposals because the broker does not have discretionary voting authority and the broker did not receive instructions as to how to vote on those proposals.

          Comerica will vote properly executed proxies it receives prior to the meeting in the way you direct. If you do not specify instructions, the shares represented by proxies will be voted to elect the nominees for Class III Directors. No other matters are currently scheduled to be presented at the meeting.

          An independent third party acts as the inspector of the meeting and the tabulator of votes.

10. Q:    WHO PAYS FOR THE COSTS OF THE MEETING?

    A: Comerica pays the cost of preparing and printing the Proxy Statement and soliciting proxies. Comerica will solicit proxies primarily by mail, but may also solicit proxies personally and by telephone, the internet, facsimile or other means. Comerica will use the services of Georgeson & Company, Inc., a proxy solicitation firm, at a cost of $9,000 plus out-of-pocket expenses and fees for any special services. Officers and regular employees of Comerica and its subsidiaries may also solicit proxies, but they will not receive additional compensation for soliciting proxies, nor will their efforts result in more than a minimal cost to Comerica. Comerica also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners of Comerica's common stock.

11. Q:    WHAT PERCENTAGE OF STOCK DO OFFICERS AND DIRECTORS OWN?

    A: Together, executive officers, directors and director nominees owned approximately 3.5% of Comerica's common stock as of the Record Date.

12. Q:    WHEN ARE THE SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING DUE?

    A: All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted IN WRITING to the Corporate Secretary, Comerica Incorporated, Comerica Tower at Detroit Center, 500 Woodward Avenue, 33rd Floor, MC 3391, Detroit, Michigan 48226, by December 10, 1999.

          Additionally, under Comerica's bylaws, shareholders of Comerica must provide advance notice to Comerica if they wish to nominate persons for election as directors or propose items of business at an annual meeting of Comerica's shareholders. For the 2000 Annual Meeting of Shareholders, you must deliver this notice not later than the close of business on February 21, 2000 nor earlier than the close of business on January 21, 2000. If, however, Comerica calls the annual meeting of shareholders for a date that is more than 30 days before or more than 60 days after such anniversary date, Comerica must receive your notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which Comerica first made a public announcement of the date of such meeting of shareholders. If the number of directors to be elected to the board at the annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board at least 100 days prior to the first anniversary of the immediately preceding year's annual meeting, then Comerica will consider your notice timely (but only with respect to nominees for any new positions created by such increase), if Comerica receives your notice not later than the close of business on the 10th day following the day on which Comerica first makes such public announcement.

                      THE PROPOSAL SUBMITTED FOR YOUR VOTE

ELECTION OF DIRECTORS. Comerica's Board of Directors is divided into three classes with each class of directors elected to a three-year term of office. At each annual meeting of shareholders, you elect one class of directors for a three-year term to succeed the class of directors whose term of office expires at that meeting. This year you are voting on four candidates for the Class III Directors. Based on the recommendation of the Directors Committee, the board has nominated for re-election the following individuals, each of whom is a current Class III Director: J. Philip DiNapoli, Wayne B. Lyon, Alfred A. Piergallini and Patricia M. Wallington. There are currently five Class III directors. After the election there will be one vacancy in Class III, which the board will fill in accordance with Comerica's bylaws. Each of the nominees has consented to his or her nomination and has agreed to serve as a director of Comerica if elected.

If any director is unable to stand for re-election, Comerica may vote the shares to elect any substitute nominees recommended by the Directors Committee. If the Directors Committee does not recommend any substitute nominees, the number of directors to be elected at the annual meeting may be reduced by the number of nominees who are unable to serve.

Further information regarding the board and these nominees begins directly below.

Comerica's Board of Directors recommends a vote FOR these directors.

               INFORMATION ABOUT NOMINEES AND INCUMBENT DIRECTORS

The following tables provide information about each nominee for re-election as a Class III Director and for each of the Class I and Class II Directors whose term of office will continue after the meeting.

           NOMINEES FOR CLASS III DIRECTORS - TERMS EXPIRING IN 2002

                                  PRINCIPAL OCCUPATION AND BUSINESS    DIRECTOR
                                    EXPERIENCE DURING PAST 5 YEARS      SINCE
  NAME                       AGE    AND OTHER DIRECTORSHIPS (/1/)       (/2/)
-------------------------------------------------------------------------------
  J. Philip DiNapoli........  59 President, JP DiNapoli Companies        1991
                                 Inc.; Managing Partner, Real Estate
                                 Division of DiNapoli family
                                 holdings; Director, SJW Corp.

  Wayne B. Lyon.............  66 Chairman, President and Chief           1986
                                 Executive Officer, Lifestyle
                                 Furnishings International Ltd.
                                 (manufacturer of residential
                                 furniture, decorative home
                                 furnishings and fabrics) (since
                                 August 1996); President and Chief
                                 Operating Officer, Masco
                                 Corporation (manufacturer of
                                 diversified household and consumer
                                 products) (until August 1996);
                                 Director, Masco Corporation and
                                 Emco Limited.

  Alfred A. Piergallini.....  52 President and Chief Executive           1991
                                 Officer, Novartis Consumer Health
                                 (since February 1999); Vice
                                 Chairman, President and Chief
                                 Executive Officer, Gerber Products
                                 Company (producer and marketer of
                                 baby food, baby care and infant
                                 apparel) (until February 1999);
                                 Director, Gerber Products Company.

  Patricia M. Wallington....  60 Retired; Vice President and Chief       1998
                                 Information Officer, Xerox
                                 Corporation (manufacturer of
                                 digital document technology) (until
                                 December 1998); Member, Compaq
                                 Board of Advisors.

             INCUMBENT CLASS II DIRECTORS - TERMS EXPIRING IN 2001

                                 PRINCIPAL OCCUPATION AND BUSINESS
                                   EXPERIENCE DURING PAST 5 YEARS     DIRECTOR
  NAME                       AGE    AND OTHER DIRECTORSHIPS(/1/)     SINCE(/2/)
-------------------------------------------------------------------------------
  James F. Cordes...........  58 Retired; Executive Vice                1984
                                 President, The Coastal
                                 Corporation (diversified energy
                                 company) (until March 1997);
                                 President, American Natural
                                 Resources Company (diversified
                                 energy company) (until March
                                 1997); Director, The Coastal
                                 Corporation.

  Eugene A. Miller..........  61 Chairman and Chief Executive           1979
                                 Officer, Comerica Incorporated
                                 and Comerica Bank; Director, DTE
                                 Energy Company and The Detroit
                                 Edison Company.

  Martin D. Walker..........  66 Chairman and Chief Executive           1996
                                 Officer (since October 1998 and        and
                                 September 1986-December 1996),      1979-1992
                                 Chairman (December 1996-June
                                 1997), M.A. Hanna Company
                                 (international specialty
                                 chemicals company); Principal,
                                 MORWAL Investments (a private
                                 investment group); Director,
                                 Lexmark International, Inc.,
                                 Reynolds & Reynolds Company,
                                 Textron, Inc., The Goodyear Tire
                                 & Rubber Company, The Timken
                                 Company and Meritor Automotive,
                                 Inc.

  Kenneth L. Way............  59 Chairman and Chief Executive           1998
                                 Officer, Lear Corporation
                                 (manufacturer of automotive
                                 components); Director, CMS Energy
                                 Corporation and WESCO
                                 Corporation.

              INCUMBENT CLASS I DIRECTORS - TERMS EXPIRING IN 2000

                                 PRINCIPAL OCCUPATION AND BUSINESS
                                   EXPERIENCE DURING PAST 5 YEARS     DIRECTOR
  NAME                       AGE    AND OTHER DIRECTORSHIPS(/1/)     SINCE(/2/)
-------------------------------------------------------------------------------
  E. Paul Casey.............  69 Chairman, Metapoint Partners           1973
                                 (investment partnership);
                                 Director, Wyman-Gordon Company.

  Max M. Fisher.............  90 Investor; Director, Sotheby's          1973
                                 Holdings, Inc.

  John D. Lewis.............  50 Vice Chairman, (since January          1994
                                 1994 and January 1990-June 1992),      and
                                 Executive Vice President (June      1989-1992
                                 1992-January 1994), Comerica
                                 Incorporated; Vice Chairman
                                 (since March 1995 and January
                                 1990-June 1992), Comerica Bank.

  Howard F. Sims............  65 Chairman and Member, Sims-Varner       1981
                                 & Associates, P.L.L.C.
                                 (architectural, engineering and
                                 planning firm); Chairman and CEO,
                                 The SVA Group, Inc.; Member, SV
                                 Associates, L.L.C.; Director, MCN
                                 Energy Group.

-------------------------

(1) This column includes principal occupations and employment with Comerica Bank, a wholly-owned subsidiary of Comerica.

(2) This column represents the year each nominee or incumbent director became a director of Comerica or of Manufacturers National Corporation, which merged with Comerica on June 18, 1992.

                      COMMITTEES AND MEETINGS OF DIRECTORS

The board has several committees, as set forth in the following chart and described below.

     CURRENT
   MEMBERSHIP
     ROSTER
-------------

                                     AUDIT AND                          RISK ASSET
                          EXECUTIVE*   LEGAL   COMPENSATION DIRECTORS QUALITY REVIEW
  NAME                    COMMITTEE  COMMITTEE  COMMITTEE   COMMITTEE   COMMITTEE
------------------------------------------------------------------------------------
  E. Paul Casey                           X                      X**
------------------------------------------------------------------------------------
  James F. Cordes                         X                                  X**
------------------------------------------------------------------------------------
  J. Philip DiNapoli                      X                      X
------------------------------------------------------------------------------------
  Max M. Fisher                                      X                       X
------------------------------------------------------------------------------------
  John D. Lewis                X
------------------------------------------------------------------------------------
  Wayne B. Lyon                                      X**         X
------------------------------------------------------------------------------------
  Eugene A. Miller             X**                               X           X
------------------------------------------------------------------------------------
  Michael T. Monahan***        X                                 X           X
------------------------------------------------------------------------------------
  Alfred A. Piergallini                   X          X
------------------------------------------------------------------------------------
  Howard F. Sims                                                 X           X
------------------------------------------------------------------------------------
  Martin D. Walker                        X**        X
------------------------------------------------------------------------------------
  Patricia M. Wallington                                                     X
------------------------------------------------------------------------------------
  Kenneth L. Way                          X                                  X

  *The Executive Committee is comprised of these three executive officers and a minimum of any four non-employee directors who are available at the time it is necessary for the Executive Committee to act.

 **Chairperson

***Mr. Monahan is an incumbent Class III director whose term expires at the annual meeting.

EXECUTIVE COMMITTEE. This committee can exercise the authority, powers and duties of the board in managing the business and affairs of Comerica between meetings of the board, if necessary. In the event that the committee convenes, the committee's members are the three executive officers identified in the chart and a minimum of any four non-employee directors who are available at the time. The Executive Committee did not meet during 1998 because it was not necessary. The board or other appropriate committees managed Comerica's business and affairs during 1998.

AUDIT AND LEGAL COMMITTEE. As provided in its charter, this committee includes members, all of whom are outside directors, with banking or management expertise, and does not include directors who are considered large customers of Comerica or any affiliate. The committee is responsible for review and recommendation of Comerica's Audit Policy and Code of Ethics, Comerica's significant litigation, the scope and procedures of Comerica's internal and external audit process, the selection and performance review of Comerica's independent auditors, the review of programs and procedures designed to avoid conflicts of interest and to promote compliance with laws, regulations and corporate policy and the investigations of any suspected improprieties. The Audit and Legal Committee met four times during 1998.

COMPENSATION COMMITTEE. This committee establishes Comerica's executive compensation policies and programs, administers Comerica's 401k, stock, incentive and deferral plans and monitors compliance with laws and regulations applicable to the documentation and administration of Comerica's employee benefit plans. The Compensation Committee met five times during 1998.

DIRECTORS COMMITTEE. This committee monitors the effectiveness of the board. Among its various duties, the committee reviews and recommends board members, develops and administers performance criteria for members of the board, and establishes the size of the board, its committee structure and assignments, and the conduct and frequency of board meetings. The committee also administers Comerica's Stock Option Plan for Non-Employee Directors (excluding the provisions for discretionary grants under the plan) and Comerica's Stock Option Plan for Non-Employee Directors of Comerica Bank and Affiliated Banks. The Directors Committee met twice during 1998.

RISK ASSET QUALITY REVIEW COMMITTEE. This committee reviews Comerica's credit policies and promotes the use of sound operating procedures for credit administration throughout the various affiliates of Comerica. Among its various duties, the committee reviews Comerica's credit quality statistics and reserve levels, and annually approves financial policies. The Risk Asset Quality Review Committee met four times during 1998.

BOARD AND COMMITTEE MEETINGS. There were six regular meetings of the board and fifteen meetings of the various committees of the board during 1998. All director nominees and incumbent directors who are standing for re-election attended at least seventy-five percent of the aggregate number of meetings held by the board and by all the committees of the board on which the respective directors served.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

No member of the Compensation Committee was a former officer or is a current officer or employee of Comerica or any of its subsidiaries. There were no compensation committee interlocks between Comerica and any other entity during the fiscal year.

                           COMPENSATION OF DIRECTORS

FEES. Directors who are employees of Comerica do not receive additional compensation for their service on the board and its committees. During 1998, non-employee directors received an annual retainer of $50,000. Comerica requires non-employee directors to defer at least fifty percent of their annual retainer under a deferred compensation plan. The compensation deferred earns a return based on the return of Comerica common stock. At the end of the deferral period Comerica pays the deferred compensation to the directors in Comerica common stock. The chairman of each committee received an additional annual retainer of $5,000. Comerica also reimburses directors for all expenses incurred for the purpose of attending board and committee meetings.

STOCK OPTION PLAN. Comerica has a stock option plan for non-employee directors. On the date of each annual meeting of shareholders, Comerica grants each non-employee director an option to purchase 1,500 shares of common stock of Comerica. The exercise price of each option is the fair market value of each share of common stock on the date the option is granted. Options are exercisable one year after the date of the grant and expire ten years after the grant date.

INSURANCE. Comerica provides a $150,000 business travel, accidental death and dismemberment insurance benefit for each non-employee director and maintains directors' and officers' liability insurance policies with a total limit of $60 million. The following companies participate: Lloyds of London, Financial Institution Risk Retention Group, Federal Insurance Company (a member of the Chubb Group), and Executive Risk.

                         RETIREMENT PLAN FOR DIRECTORS

Until May 15, 1998, Comerica had a retirement plan for non-employee directors who served at least five years on the board. The plan terminated on May 15, 1998, and benefit accrual under the plan froze on the same date. Any non-employee director who had, on May 15, 1998, completed at least five years of service as a director has vested benefits under the plan. Any director who was a non-employee director on May 15, 1998, but had not completed five years of service as of that date, will earn credit for years of service on the board after May 15, 1998, but only for vesting purposes. Any director who becomes a non-employee director on or after May 15, 1998 is not eligible to participate in the plan.

Benefits under the plan become payable when the director reaches age 65 or retires from the board, whichever occurs later. Payments may commence prior to the director's 65th birthday if he or she retires from the board due to illness or disability.

Under the plan, Comerica accrued one month of retirement income credit for each month of service as of May 15, 1998, up to a maximum of one hundred twenty months, on behalf of each eligible director. Upon retirement, an eligible director receives a monthly retirement benefit equal to one-twelfth of the annual retainer fee in effect for directors as of May 15, 1998 or on the date of the director's retirement, whichever occurs earlier. The eligible director receives retirement benefits for the total number of months, as of May 15, 1998, the director has accrued retirement income credit, but payments terminate upon the director's death.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The SEC requires that Comerica provide information about any shareholder who beneficially owns more than 5% of Comerica's common stock. The following table provides the required information about the only shareholder known to Comerica to be the beneficial owner of more than 5% of Comerica's common stock. Comerica relied solely on information FMR Corp. furnished in its most recently filed
Schedule 13G, dated February 16, 1999, to report this information.

       AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP AS OF DECEMBER 31, 1998

                                         AMOUNT AND NATURE                      PERCENT
        NAME AND ADDRESS                   OF BENEFICIAL                          OF
        OF BENEFICIAL OWNER             OWNERSHIP(/1/)(/2/)                      CLASS
        -------------------             -------------------                     -------
        FMR Corp.                           11,831,694                           7.606%
        82 Devonshire Street
        Boston, MA 02109

(1) This number includes 10,520,866 shares Fidelity Management & Research Company ("FMRC") owns as investment adviser, 1,073,248 shares Fidelity Management Trust Company ("FTMC") owns beneficially as trustee or managing agent of various private investment accounts, or as investment adviser, and 237,580 shares Fidelity International Limited ("FIL") owns beneficially as investment adviser.

(2) FMR Corp. and FMRC each has sole power to dispose of the shares FMRC owns, but sole power to vote or direct the voting of such shares resides in the board of trustees of FMRC. FMR Corp. has sole dispositive power over all shares FMTC owns, sole power to vote 830,406 of such shares and no power to vote the remaining 242,842 shares. FIL has sole voting and dispositive power over all shares it owns.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table contains information about the number of shares of Comerica's common stock Comerica's incumbent directors, nominees and the executive officers named in the Summary Compensation Table presented in this Proxy Statement (the "named executive officers"), beneficially own (including all incumbent directors, nominees and executive officers as a group). The number of shares each individual beneficially owns includes shares over which the person shares voting power or investment power and also any shares which the individual can acquire by May 24, 1999 (60 days after the Record Date), through the exercise of any stock option or other right. Unless indicated otherwise, each individual has sole investment and voting power (or shares those powers with his or her spouse) with respect to the shares listed in the table.


                                          AMOUNT AND NATURE     PERCENT
   NAME OF BENEFICIAL OWNER            OF BENEFICIAL OWNERSHIP  OF CLASS
   ------------------------            -----------------------  --------
   Ralph W. Babb, Jr.                    71,698 (/1/)              *
   Joseph J. Buttigieg, III             123,620 (/2/)              *
   E. Paul Casey                         31,366 (/3/)(/9/)         *
   James F. Cordes                       46,672 (/3/)(/9/)         *
   J. Philip DiNapoli                   314,457 (/3/)(/9/)         *
   Max M. Fisher                      2,602,872 (/3/)(/4/)(/9/)   1.7%
   John D. Lewis                        277,773 (/5/)              *
   Wayne B. Lyon                         32,113 (/3/)(/9/)         *
   Eugene A. Miller                     808,440 (/6/)              *
   Michael T. Monahan                   287,435 (/7/)              *
   Alfred A. Piergallini                 43,806 (/3/)(/9/)         *
   Howard F. Sims                        17,695 (/3/)(/9/)         *
   Martin D. Walker                      14,345 (/3/)(/9/)         *
   Patricia M. Wallington                   190 (/9/)              *
   Kenneth L. Way                         6,726 (/8/)(/9/)         *
   Directors, nominees and executive
   officers as a group (28 people)    5,496,035 (/10/)            3.5%

-------------------------

*Represents holdings of less than one percent of Comerica's common stock.

(1) Includes 18,000 shares of common stock of Comerica which the named executive will forfeit if he does not remain an employee for the period Comerica requires (typically 5 years) ("restricted stock"), and options to purchase 47,125 shares of common stock of Comerica, which Comerica granted to Mr. Babb under Comerica's Long-Term Incentive Plan.

(2) Includes 10,500 shares of restricted stock and options to purchase 79,825 shares of Comerica, which Comerica granted to Mr. Buttigieg under Comerica's Long-Term Incentive Plan.

(3) Includes currently exercisable options to purchase 4,500 shares of common stock of Comerica and options to purchase 1,500 shares of common stock of Comerica which will become exercisable by May 24, 1999. Comerica granted these options under Comerica's Stock Option Plan for Non-Employee Directors.

(4) Includes 661,932 shares owned by a corporation and 12,246 shares owned by Mr. Fisher as a trustee. Mr. Fisher shares voting and investment powers over these shares and disclaims beneficial ownership of them. The shares shown for Mr. Fisher do not include 147,243 shares owned by members of his family and shares held in trust for their benefit. Mr. Fisher does not beneficially own these shares under the rules of the SEC. Mr. Fisher's ownership combined with the ownership of these family members totals 2,750,115 shares.

(5) Includes 3,000 shares of restricted stock and options to purchase 213,356 shares of common stock of Comerica, which Comerica granted to Mr. Lewis under Comerica's Long-Term Incentive Plan.

(6) Includes options to purchase 524,781 shares of common stock of Comerica, which Comerica granted to Mr. Miller under Comerica's Long-Term Incentive Plan. The shares shown for Mr. Miller also include 15,000 shares owned by Mr. Miller's spouse as trustee, 714 shares owned jointly by Mr. Miller and his son and 450 shares held by Mr. Miller as custodian for his daughter. Mr. Miller disclaims beneficial ownership of the shares owned by his spouse as trustee, the shares he owns jointly with his son and the shares held in custody for his daughter.

(7) Includes options to purchase 57,107 shares of common stock of Comerica, which Comerica granted to Mr. Monahan under Comerica's Long-Term Incentive Plan.

(8) Includes currently exercisable options to purchase 1,500 shares of common stock of Comerica and options to purchase 1,500 shares of common stock of Comerica, which will become exercisable by May 24, 1999. Comerica granted these options to Mr. Way under Comerica's Stock Option Plan for Non-Employee Directors.

(9) Includes the following number of shares deemed invested in Comerica common stock under a deferred compensation plan which requires non-employee directors to defer at least 50% of their annual retainer: E. Paul Casey, 505 shares; James F. Cordes, 336 shares; J. Philip DiNapoli, 306 shares; Max M. Fisher, 612 shares; Wayne B. Lyon, 673 shares; Alfred A. Piergallini, 306 shares; Howard F. Sims, 2,118 shares; Martin D. Walker, 673 shares; Patricia M. Wallington, 190 shares; and Kenneth L. Way, 612 shares.

(10) Includes 106,499 shares of restricted stock and 1,486,242 options to purchase shares of Comerica's common stock beneficially owned by incumbent directors, nominees and executive officers as a group. Comerica granted these options under Comerica's Long-Term Incentive Plan, option plans of Manufacturers National Corporation and Comerica's Stock Option Plan for Non-Employee Directors. Pursuant to the terms of the merger agreement with Manufacturers National Corporation, Comerica agreed to issue its stock in satisfaction of options issued under the option plans of Manufacturers National Corporation.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that Comerica's directors, executive officers and persons who own more than ten percent of a registered class of Comerica's equity securities file reports of stock ownership and any subsequent changes in stock ownership with the SEC and the New York Stock Exchange not later than specified deadlines. During 1998, all of the required reports were filed by the specified deadlines, except in the following instance. J. Philip DiNapoli filed a Form 5 in lieu of a Form 4 that was not filed on a timely basis, reporting the acquisition of 15,208 shares of common stock by a limited partnership, the general partner of which Mr. DiNapoli is the sole shareholder. In making this disclosure, Comerica relied on the directors' and executive officers' written representations and a review of copies of the reports filed with the Commission.

                         TRANSACTIONS OF DIRECTORS AND
                        EXECUTIVE OFFICERS WITH COMERICA

The incumbent directors, director nominees and executive officers of Comerica, their related entities, and members of their immediate families were customers of and had transactions (including loans and loan commitments) with banking affiliates of Comerica during 1998. Comerica made all loans and commitments in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not affiliated with Comerica or its subsidiaries, and the transactions did not involve more than the normal risk of collection or present other unfavorable features. All loan transactions presently in effect with any incumbent director, nominee, executive officer or related entity are current as of the date of this Proxy Statement.

                               EXECUTIVE OFFICERS

The following table provides information about Comerica's executive officers. The executive officers are the Chairman, President, Vice Chairman, Chief Financial Officer, and Controller of Comerica, officers of Comerica who are in charge of principal business units, divisions or functions, and officers of Comerica or its subsidiaries who perform significant policy making functions for Comerica.

                            AGE AS OF                                 EXECUTIVE
                            APRIL 9,            FIVE-YEAR              OFFICER
  NAME                        1999      BUSINESS EXPERIENCE (/1/)       SINCE
-------------------------------------------------------------------------------
  Ralph W. Babb, Jr........     50    Executive Vice President and      1995
                                      Chief Financial Officer
                                      (since June 1995), Comerica
                                      Incorporated and Comerica
                                      Bank; Vice Chairman,
                                      Mercantile Bancorporation
                                      Inc. and Mercantile Bank
                                      (until June 1995).

  John R. Beran............     46    Executive Vice President          1995
                                      (since May 1995), Comerica
                                      Incorporated and Comerica
                                      Bank; President and Chief
                                      Executive Officer
                                      (January 1994-April 1995),
                                      Money Access Service
                                      Corporation (electronic
                                      banking services).

  Joseph J. Buttigieg,          53    Executive Vice President          1992
   III.....................           (since June 1995), Comerica
                                      Incorporated; Executive Vice
                                      President (since June 1992),
                                      Comerica Bank.

  Richard A. Collister.....     54    Executive Vice President,         1992
                                      Comerica Incorporated and
                                      Comerica Bank.

  Marvin J. Elenbaas.......     47    Senior Vice President,            1997
                                      Controller and Chief
                                      Accounting Officer (since
                                      March 1998); First Vice
                                      President, Controller and
                                      Chief Accounting Officer
                                      (until March 1998); First
                                      Vice President (from
                                      June 1992 until October
                                      1997), Comerica Incorporated
                                      and Comerica Bank.

  George C. Eshelman.......     46    Executive Vice President          1994
                                      (since January 1994),
                                      Comerica Incorporated;
                                      Executive Vice President
                                      (since January 1994), Senior
                                      Vice President (until January
                                      1994), Comerica Bank.

  J. Michael Fulton........     50    Executive Vice President          1993
                                      (since May 1997), Comerica
                                      Incorporated; President and
                                      Chief Executive Officer
                                      (since July 1993), Comerica
                                      Bank-California.


                            AGE AS OF                                 EXECUTIVE
                            APRIL 9,            FIVE-YEAR              OFFICER
  NAME                        1999      BUSINESS EXPERIENCE (/1/)       SINCE
-------------------------------------------------------------------------------
  Dale E. Greene...........     52    Executive Vice President          1996
                                      (since March 1996), Senior
                                      Vice President (until March
                                      1996), Comerica Bank.

  Charles L. Gummer........     52    Executive Vice President          1992
                                      (since May 1997), Comerica
                                      Incorporated; President and
                                      Chief Executive Officer,
                                      Comerica Bank-Texas.

  John R. Haggerty.........     55    Executive Vice President          1994
                                      (since July 1994), Comerica
                                      Incorporated and Comerica
                                      Bank; Chairman and President
                                      (since August 1997), Comerica
                                      Acceptance Corporation;
                                      Chairman and President (since
                                      August 1998), Comerica Bank,
                                      National Association;
                                      President and Chief Executive
                                      Officer (from July 1994 until
                                      December 1997), Comerica
                                      Mortgage Corporation;
                                      Executive Vice President and
                                      Director (until June 1994),
                                      Banc One Mortgage
                                      Corporation.

  Thomas R. Johnson........     55    Executive Vice President,         1992
                                      Comerica Incorporated.

  John D. Lewis............     50    Vice Chairman (since January      1988
                                      1994 and January 1990-June
                                      1992), Executive Vice
                                      President (June 1992-January
                                      1994), Comerica Incorporated;
                                      Vice Chairman (since March
                                      1995 and January 1990-June
                                      1992), Comerica Bank.

  George W. Madison........     45    Executive Vice President,         1997
                                      General Counsel and Corporate
                                      Secretary (since January
                                      1997), Comerica Incorporated;
                                      Executive Vice President,
                                      General Counsel, Corporate
                                      Secretary and Cashier (since
                                      January 1997), Comerica Bank;
                                      Partner (until January 1997),
                                      Mayer, Brown & Platt (law
                                      firm).

  Ronald P. Marcinelli.....     49    Executive Vice President          1995
                                      (since November 1995),
                                      Comerica Incorporated and
                                      Comerica Bank; Senior Vice
                                      President (June 1992-November
                                      1995), Comerica Bank.

  Eugene A. Miller.........     61    Chairman and Chief Executive      1978
                                      Officer, Comerica
                                      Incorporated and Comerica
                                      Bank.

  Michael T. Monahan.......     60    President, Comerica               1992
                                      Incorporated and Comerica
                                      Bank.

  David B. Stephens........     53    Executive Vice President          1994
                                      (since January 1994),
                                      Comerica Incorporated and
                                      Comerica Bank; Senior Vice
                                      President (until January
                                      1994), Comerica Bank.

  James R. Tietjen.........     39    Senior Vice President and         1995
                                      General Auditor (since
                                      January 1995), First Vice
                                      President and Interim General
                                      Auditor (June 1994-December
                                      1994), First Vice President
                                      and Interstate Audit Manager
                                      (January 1994-May 1994),
                                      Comerica Incorporated.

-------------------------

(1) This column includes principal occupations and employment with subsidiaries and other affiliates of Comerica and of Manufacturers National Corporation. Comerica Bank, Comerica Bank-California, Comerica Bank-Texas, Comerica Acceptance Corporation and Comerica Bank, National Association are wholly-owned subsidiaries of Comerica. Comerica Mortgage Corporation was a wholly-owned subsidiary of Comerica Bank and merged into Comerica Bank in December 1997.

                       COMPENSATION OF EXECUTIVE OFFICERS

The following table summarizes the compensation of the five executive officers of Comerica (the "named executive officers") who received the highest compensation during the fiscal year ended December 31, 1998, and includes their compensation for the fiscal years ended December 31, 1997 and December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                       ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
                                                                  -----------------------------
                                                                         AWARDS         PAYOUTS
------------------------------------------------------------------------------------------------------------
                                                                  RESTRICTED SECURITIES
                                                        OTHER       STOCK    UNDERLYING  LTIP    ALL OTHER
                                                        ANNUAL     AWARD(S)   OPTIONS   PAYOUTS COMPENSATION
     NAME AND PRINCIPAL     FISCAL SALARY    BONUS   COMPENSATION   (1)(2)     (3)(4)     (5)    (6)(7)(8)
          POSITION           YEAR     $        $          $          ($)        (#)        $         $
     ------------------     ------ ------- --------- ------------ ---------- ---------- ------- ------------
  Eugene A. Miller           1998  750,000 1,200,000    10,247           0     75,000   300,000    32,586
  Chairman of the Board      1997  700,000 1,120,000    14,286           0    112,500   280,000    33,405
  and Chief Executive        1996  675,000 1,080,000    14,800           0    150,000   128,346    29,625
  Officer, Comerica
  Incorporated and
  Comerica Bank

  Michael T. Monahan         1998  550,000   770,000    11,011           0     50,000   219,113    17,366
  President, Comerica        1997  510,000   714,000     9,994           0     75,000   206,307    18,465
  Incorporated               1996  510,000   714,000    13,092           0     52,500    87,759    14,658
  and Comerica Bank

  John D. Lewis              1998  410,000   574,000     7,936     207,000     50,000   166,777    13,788
  Vice Chairman, Comerica    1997  400,000   560,000     9,586           0     41,250   160,080    14,696
  Incorporated and           1996  385,000   539,000     9,865           0     37,500    67,494    13,304
  Comerica Bank

  Ralph W. Babb, Jr.         1998  340,000   408,000    17,550     207,000     25,000   117,233    14,985
  Executive Vice President   1997  325,000   390,000    20,954           0     21,000   110,763    15,904
  and Chief Financial        1996  315,000   378,000    43,960           0     18,000    32,537    10,804
  Officer, Comerica
  Incorporated and
  Comerica Bank

  Joseph J. Buttigieg, III   1998  315,000   378,000     7,737     207,000     25,000   101,681     7,877
  Executive Vice             1997  275,000   330,000    10,210           0     18,000    92,340     7,585
  President,                 1996  260,000   312,000    11,101           0     18,000    35,576     6,938
  Global Corporate
  Banking, Comerica
  Incorporated and
  Comerica Bank

LTIP = long-term incentive plan

(1) As of December 31, 1998 each of the named executive officers held the following number of shares of common stock ("restricted stock"), which the named executive officer will forfeit if he does not remain an employee for the term Comerica established: John D. Lewis, 3,000 shares with a market value of $204,570; Ralph W. Babb, Jr., 18,000 shares with a market value of $1,227,420; and Joseph J. Buttigieg, III, 18,000 shares with a market value of $1,227,420. Comerica calculated the market value using the closing price of Comerica's common stock of $68.19 per share on December 31,1998. The market value does not give effect to the diminution in value due to the restrictions on this stock.

(2) Comerica pays dividends on restricted stock at the same rate and on the same terms that it pays dividends on its common stock.

(3) Comerica has never granted stock appreciation rights under Comerica's Long-Term Incentive Plan.

(4) Numbers reflect the 1998 "3 for 2" stock split.

(5) Amounts in this column represent incentive awards based on Comerica's average return on equity performance for a three-year period from 1996 through 1998. Comerica pays fifty percent of the award to each of the named executive officers in cash and fifty percent of the award in shares of common stock unless the executive defers the award. One hundred percent of deferred awards are deemed invested in Comerica common stock and are paid out in common stock. Executives may not transfer stock awarded through this program until the executive's employment with Comerica terminates ("non-transferable stock"). On March 19, 1999 Eugene A. Miller received 4,469 shares of non-transferable stock pursuant to his 1998 incentive award, which number of shares Comerica calculated using a market price of $67.12 on that date. On March 12, 1999, each of the other named executive officers received shares of non-transferable stock pursuant to their 1998 incentive awards: Michael T. Monahan, 1,599 shares; John D. Lewis, 2,434 shares; Ralph W. Babb, Jr., 1,711 shares; and Joseph J. Buttigieg, III, 742 shares. Comerica calculated the number of shares to be awarded using a market price of $68.52 on that date.

(6) Amounts for 1998 for each of the named executive officers include a $1,000 matching contribution and a $2,976 performance match under Comerica's 401(k) plan. Amounts for 1998 also include life insurance premiums paid by Comerica for the benefit of the named executive officers (Eugene A. Miller, $24,860; Michael T. Monahan, $13,390; John D. Lewis, $9,812; Ralph W. Babb, Jr., $7,259; and Joseph J. Buttigieg, III, $3,901).

(7) Amounts for 1998 for each of the named executive officers include an Employee Stock Purchase Plan matching contribution for the following named executive officers in the amount set forth opposite such officer's name (Eugene A. Miller, $3,750 and Ralph W. Babb, Jr., $3,750). All participants in the Employee Stock Purchase Plan are eligible to receive matching contributions.

(8) Amount for Michael T. Monahan does not include a $3,000,000 accrual in 1998 and preceding years for the severance payable upon his retirement in 1999. The section captioned "Employment Contracts and Severance Agreements" of this Proxy Statement describes the payment in further detail.

The following table provides information on stock options Comerica granted in 1998 to the named executive officers.

                     OPTION GRANTS IN LAST FISCAL YEAR(/1/)

                                                                               POTENTIAL REALIZABLE
                                                                                 VALUE AT ASSUMED
                             INDIVIDUAL GRANTS                              ANNUAL RATES OF STOCK PRICE
                                                                           APPRECIATION FOR OPTION TERM
                                                                                       (/3/)
----------------------------------------------------------------------------------------------------------
                            NUMBER OF    PERCENT
                            SECURITIES   OF TOTAL
                            UNDERLYING   OPTIONS
                             OPTIONS    GRANTED TO  EXERCISE OR
                             GRANTED   EMPLOYEES IN BASE PRICE  EXPIRATION
            NAME              (/2/)    FISCAL YEAR     ($/SH)      DATE    0% ($)    5% ($)     10% ($)
            ----            ---------- ------------ ----------- ---------- ------------------- -----------
  Eugene A. Miller            75,000       3.76%       71.58    03/20/2008      0    3,376,221   8,556,006

  Michael T. Monahan          50,000       2.51%       71.58    03/20/2008      0    2,250,814   5,704,004

  John D. Lewis               50,000       2.51%       71.58    03/20/2008      0    2,250,814   5,704,004

  Ralph W. Babb, Jr.          25,000       1.25%       71.58    03/20/2008      0    1,125,407   2,852,002

  Joseph J. Buttigieg, III    25,000       1.25%       71.58    03/20/2008      0    1,125,407   2,852,002

(1) Comerica has never granted stock appreciation rights under Comerica's Long-Term Incentive Plan.

(2) This column represents the number of options granted to each named executive officer in 1998. These options have a ten year term and become exercisable annually in 25% increments, beginning on January 15, 1999. The exercise price is equal to the fair market value of the shares covered by each option on the date each option was granted.

(3) Amounts in these columns represent the potential value which a holder of the option may realize at the end of the option's term assuming the annual rates of growth in the above columns. The value of the options has not been discounted to reflect present values. These amounts are not intended to forecast possible future appreciation, if any, of Comerica's stock price.

The following table provides information concerning the exercise of stock options by the named executive officers during the last fiscal year and the value of unexercised options at December 31, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES(/1/)

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                               OPTIONS AT FISCAL      IN-THE-MONEY OPTIONS AT
                                                                   YEAR-END            FISCAL YEAR-END (/2/)
                                  (#)            ($)
                            SHARES ACQUIRED     VALUE          (#)          (#)          ($)          ($)
            NAME              ON EXERCISE   REALIZED (/3/) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
  ------------------------  --------------- -------------- ----------- ------------- ----------- -------------
  Eugene A. Miller               45,903       2,148,444      421,656      253,125    20,668,795    6,494,742
  Michael T. Monahan            185,118       7,971,049            0      145,232             0    3,325,607
  John D. Lewis                  10,194         565,181      171,457      109,399     8,460,982    2,147,884
  Ralph W. Babb, Jr.                  0               0       31,125       55,375     1,327,868    1,090,353
  Joseph J. Buttigieg, III            0               0       60,450       51,625     2,799,529      966,653

(1) Comerica has never granted stock appreciation rights under Comerica's Long-Term Incentive Plan.

(2) Value is calculated as of December 31, 1998 and is equal to the number of shares of common stock multiplied by the closing price of a share of Comerica's common stock. The closing price was $68.19 on December 31, 1998.

(3) Value is calculated based upon the difference between the per-share option exercise price and the market value of a share of Comerica's common stock on the date of exercise, multiplied by the applicable number of shares.

           LONG-TERM INCENTIVE PLAN AWARDS--IN LAST FISCAL YEAR(/1/)

                                               ESTIMATED FUTURE PAYOUTS UNDER
                                                NON-STOCK PRICE-BASED PLANS

                                PERFORMANCE   THRESHOLD   TARGET    MAXIMUM(/2/)
               NAME               PERIOD         ($)        ($)         ($)
     ------------------------   -----------   ---------   -------   ------------
     Eugene A. Miller            1997-1999         0      162,000     324,000
     Michael T. Monahan          1997-1999         0      115,000     201,250
     John D. Lewis               1997-1999         0       86,000     150,500
     Ralph W. Babb, Jr.          1997-1999         0       37,500     112,500
     Joseph J. Buttigieg, III    1997-1999         0       35,000     105,000

(1) Participants earn long-term awards under the Management Incentive Plan based upon Comerica's attainment of specified objectives established by the Compensation Committee in relation to Comerica's average return on common equity during the three-year performance period. Comerica pays fifty percent of the award in cash and fifty percent in shares of Comerica's non-transferable common stock unless the participant defers the award. One hundred percent of deferred awards are deemed invested in Comerica common stock and are paid out in common stock.

(2) Each year Comerica determines the amount necessary to fund long-term awards under the Management Incentive Plan for the upcoming year. The maximum stated for each named executive officer represents the funded amount allocable to the aggregate annual incentive pool based on such executive officer's organizational level and base salary. Actual payments to the named executive officer are a function of the amount of the annual incentive received by such executive officer in each of the three performance years occuring during the performance period as a percentage of the aggregate annual incentive pool paid in those three years to all participants in the Management Incentive Plan. As a result, an individual's award may exceed or be less than the maximum funding allocable to that executive officer as stated in the table above. In no case will the long-term award, when combined with the annual incentive, exceed 200% of the executive officer's base salary.

                     DEFINED BENEFIT PENSION PLAN BENEFITS

Comerica maintains the Comerica Incorporated Retirement Plan (1994 Amendment and Restatement), a tax-qualified defined benefit pension plan (the "Pension Plan"). The Pension Plan is a consolidation of the former Manufacturers National Corporation Pension Plan (the "Manufacturers Plan") and the Comerica Incorporated Retirement Plan (the "Comerica Plan"). Participants who retire under the Pension Plan receive a pension based on a formula which takes into consideration final average compensation and years of service, including years of service credited under the Manufacturers Plan and the Comerica Plan to the former participants of these plans.

The Pension Plan is a tax-qualified plan. Under the Internal Revenue Code of 1986 (the "Internal Revenue Code"), the current maximum annual pension that any participant, including any named executive officer, may receive under a qualified defined benefit plan is $130,000. The maximum annual compensation of any participant which Comerica currently can consider in computing a pension under a qualified plan is $160,000. To the extent that Tables I, II and III reflect an annual pension greater than $130,000, or compensation above $160,000, Comerica will pay the participant, including any named executive officer, the additional amount under a non-qualified plan maintained by Comerica.

Table I below provides estimates of the amounts payable as an annual pension using various levels of final average compensation and years of service credited under the Pension Plan in 1994 and later years. Comerica calculated the amounts shown in Table I without applying the limitations under the Internal Revenue Code which are discussed above and which apply to the Pension Plan.

                TABLE I: ANNUAL PENSION UNDER PENSION PLAN
                ------------------------------------------
                    BASED ON YEARS OF CREDITED SERVICE
                    ----------------------------------
   FINAL
  AVERAGE
COMPENSATION   10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS    35 YEARS
------------   --------   --------   --------   --------   --------   ----------
 $  100,000    $ 13,821   $ 20,732   $ 27,642   $ 34,553   $ 41,463   $   46,963
    200,000      29,821     44,732     59,642     74,553     89,463       98,463
    300,000      45,821     68,732     91,642    114,553    137,463      150,963
    400,000      61,821     92,732    123,642    154,553    185,463      203,463
    500,000      77,821    116,732    155,642    194,553    233,463      255,963
    600,000      93,821    140,732    187,642    234,553    281,463      308,463
    700,000     109,821    164,732    219,642    274,553    329,463      360,963
    800,000     125,821    188,732    251,642    314,553    377,463      413,463
    900,000     141,821    212,732    283,642    354,553    425,463      465,963
  1,000,000     157,821    236,732    315,642    394,553    473,463      518,463
  1,500,000     237,821    356,732    475,642    594,553    713,463      780,963
  2,000,000     317,821    476,732    635,642    794,553    953,463    1,043,463

Tables II and III below provide estimates of the amounts payable as an annual pension using various levels of final average compensation and years of service credited in years prior to 1994. Comerica calculated the amounts shown in Tables II and III without applying the limitations under the Internal Revenue Code which are discussed above and which apply to the Pension Plan.

             TABLE II: ANNUAL PENSION UNDER COMERICA PLAN
             --------------------------------------------
                  BASED ON YEARS OF CREDITED SERVICE
                  ----------------------------------
   FINAL
  AVERAGE
COMPENSATION  10 YEARS 15 YEARS 20 YEARS 25 YEARS  30 YEARS   35 YEARS
------------  -------- -------- -------- -------- ---------- ----------
 $  100,000   $ 16,308 $ 24,461 $ 32,615 $ 40,769 $   48,923 $   57,076
    200,000     33,808   50,711   67,615   84,519    101,423    118,326
    300,000     51,308   76,961  102,615  128,269    153,923    179,576
    400,000     68,808  103,211  137,615  172,019    206,423    240,826
    500,000     86,308  129,461  172,615  215,769    258,923    302,076
    600,000    103,808  155,711  207,615  259,519    311,423    363,326
    700,000    121,308  181,961  242,615  303,269    363,923    424,576
    800,000    138,808  208,211  277,615  347,019    416,423    485,826
    900,000    156,308  234,461  312,615  390,769    468,923    547,076
  1,000,000    173,808  260,711  347,615  434,519    521,423    608,326
  1,500,000    261,308  391,961  522,615  653,269    783,923    914,576
  2,000,000    348,808  523,211  697,615  872,019  1,046,423  1,220,826
-----------------------------------------

* Based on the average of the highest 5 consecutive years of earnings in the last 10 years of employment.

             TABLE III: ANNUAL PENSION UNDER MANUFACTURERS PLAN
             --------------------------------------------------
                     BASED ON YEARS OF CREDITED SERVICE
                     ----------------------------------
    FINAL
   AVERAGE
COMPENSATION*   10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS    35 YEARS
-------------   --------   --------   --------   --------   --------   ----------
  $ 100,000     $ 14,365   $ 21,548   $ 28,731   $ 35,914   $ 43,096   $   48,096
    200,000       31,065     46,598     62,131     77,664     93,196      103,196
    300,000       47,765     71,648     95,531    119,414    143,296      158,296
    400,000       64,465     96,698    128,931    161,164    193,396      213,396
    500,000       81,165    121,748    162,331    202,914    243,496      268,496
    600,000       97,865    146,798    195,731    244,664    293,596      323,596
    700,000      114,565    171,848    229,131    286,414    343,696      378,696
    800,000      131,265    196,898    262,531    328,164    393,796      433,796
    900,000      147,965    221,948    295,931    369,914    443,896      488,896
  1,000,000      164,665    246,998    329,331    411,664    493,996      543,996
  1,500,000      248,165    372,248    496,331    620,414    744,496      819,496
  2,000,000      331,665    497,498    663,331    829,164    994,996    1,094,996

-------------------------
* Based on the average of the highest 5 consecutive years of earnings in the last 10 years of employment.

Comerica computed annual pensions under the Pension Plan using base salary and bonuses for the year earned as reflected on page 13 in the Summary Compensation Table.

The estimated years of service credited under the Pension Plan for each of the named executive officers as of April 9, 1999 are as follows: Eugene A. Miller, 35 years; Michael T. Monahan, 35 years; John D. Lewis, 28.5 years; Ralph W. Babb, Jr., 2.5 years; and Joseph J. Buttigieg, III, 27 years. The years of service credited to Messrs. Miller and Lewis include the following years of service credited under the Comerica Plan for which a past service pension is payable under the Pension Plan: Mr. Miller, 35 years; and Mr. Lewis, 23.5 years. The years of service credited to Messrs. Monahan and Buttigieg include the following years of service credited under the Manufacturers Plan for which a past service pension is payable under the Pension Plan: Mr. Monahan, 32.5 years; and Mr. Buttigieg, 21.5 years.

Under the Pension Plan, a participant who is unmarried at the time he or she retires generally receives a pension in the form of a straight life annuity, the annual amounts of which are listed in the tables above. A participant who is married at the time he or she retires generally receives a pension in the form of a joint and 50% survivor annuity, the amount of which is actuarially equivalent to the straight life annuity. The pension amounts appearing in the Pension Plan Tables assume that retirement will occur at age 65.

                 EMPLOYMENT CONTRACTS AND SEVERANCE AGREEMENTS

EUGENE A. MILLER is a party to an employment agreement with Comerica./1/ The agreement provides that Mr. Miller will serve as Chairman of the Board and Chief Executive Officer of Comerica through June 30, 1999. On July 1, 1999, the term of the agreement will extend automatically every two years until Mr. Miller's 65th birthday unless a majority of the directors of Comerica vote against an extension. For the duration of the agreement, Comerica has agreed to nominate Mr. Miller to serve on its board.

During the term of his employment agreement, Comerica pays Mr. Miller a base salary and annual bonus payments in amounts determined by the Compensation Committee as commensurate with his position and performance. He also is eligible for option grants and restricted stock awards under Comerica's Long-Term Incentive Plan. These grants and awards also will be commensurate with his position and performance. In addition, Mr. Miller is eligible to participate in all of Comerica's executive compensation plans for senior executives which are in effect during the term of the employment agreement and in any employee benefit plans which Comerica maintains.

If Comerica terminates Mr. Miller's employment without cause, or Mr. Miller resigns for good reason, or Comerica causes Mr. Miller's employment agreement to expire prior to his 65th birthday, Mr. Miller will receive the following principal benefits:

 . three times his annual base salary plus an amount equal to his average annual bonus during the three-year period prior to the termination of his employment, which will be paid in quarterly installments over a three-year period;

 .  accelerated vesting of any unexercised stock options;

 . the early lapse of restrictions on previously awarded shares of restricted stock;

 . continuation of health and accident insurance coverages for Mr. Miller and his wife for their lifetimes unless Mr. Miller receives comparable coverages from another source;

 .  continuation of his life insurance coverage for three years; and

 . commencing at the end of the three year payment period referred to above, a payment in the form elected by Mr. Miller under Comerica's defined benefit pension plan and excess benefit plan, in an amount equal to the excess of
   (a) the retirement benefits Mr. Miller would have received under the plans if he continued to work until age 65, over (b) the retirement benefits he actually accrued under the plans.

If Mr. Miller's employment is terminated less than three years before his 65th birthday, Comerica will pro-rate the amount payable in connection with his salary for the time period remaining until he reaches age 65. If Mr. Miller's employment terminates for any of the reasons referred to above, the employment agreement also provides that Comerica will use its best efforts, subject to the fiduciary duties of the board, to nominate Mr. Miller as a director for the remainder of his life or until he reaches the mandatory retirement age for members of the board.

-------------------------

/1/ The Change of Control Agreement, described below, supersedes this agreement if there is a Change of Control as defined in the Change of Control Agreement.

If Mr. Miller retires, resigns without a good reason, or if his employment terminates because of disability or death, or if Comerica terminates Mr. Miller's employment for cause, Mr. Miller will receive his annual base salary to the date of termination, and fringe benefits and life, health, disability and accident insurance to the date of termination.

If any payment to Mr. Miller under the employment agreement is subject to an excise tax under Section 4999 of the Internal Revenue Code, Mr. Miller will receive an additional payment so that the amount he receives equals the amount he would receive under the agreement if an excise tax was not imposed.

MICHAEL T. MONAHAN participated in the Manufacturers National Corporation Key Employee Retention Plan which Comerica assumed when it merged with Manufacturers National Corporation. Mr. Monahan would have been eligible to receive severance benefits under the plan if he retired prior to July 1, 1995. To encourage him to remain with Comerica, Comerica entered into an agreement with Mr. Monahan which provides certain benefits in lieu of the benefits he may have been eligible to receive under the retention plan if he had retired on July 1, 1995. The agreement provides that Mr. Monahan, or his beneficiary, is entitled to receive the following benefits if he retires, dies or becomes disabled, or if Comerica involuntarily terminates his employment with Comerica before June 1, 1999, or if his employment with Comerica terminates for any reason on June 1, 1999:

 .  a cash payment of $3,000,000;

 . continuation of his life, disability, accident and health insurance benefits for three years after his employment terminates, unless he becomes eligible to receive similar benefits from another employer during the three-year period;

 .  medical benefits for life; and

 . except in the case of a voluntary retirement before June 1, 1999, the accelerated vesting of all non-vested stock options held on the date of termination and the early lapse of any remaining restrictions on previously awarded shares of restricted stock.

RALPH W. BABB, JR. is a party to a Supplemental Pension and Retiree Medical Agreement with Comerica. Comerica will provide Mr. Babb with a supplemental pension to equalize the effect his earlier departure from his previous employer had on his pension. In addition, Comerica will provide Mr. Babb and his spouse with retiree medical and accidental insurance coverage for his or her lifetime on a basis no less favorable than such benefits are provided to them as of the date of the agreement. The supplemental pension and the medical and accidental insurance coverage will vest upon the earlier of:

 .  June 1, 2000;

 .  a change in control of Comerica;

 . Comerica's termination of Mr. Babb's employment without cause or Mr. Babb's decision to terminate for good reason; or

 .  Mr. Babb's death or disability.

In addition, Mr. Babb's option to purchase 22,500 shares of Comerica's common stock, which Comerica granted to Mr. Babb upon his initial employment with Comerica, will become immediately exercisable upon his death or disability. Mr. Babb's 15,000 shares of restricted common stock, which Comerica awarded to Mr. Babb upon his initial employment with Comerica, will immediately vest upon his death or disability.

                          CHANGE OF CONTROL AGREEMENTS

Each named executive officer, other than Mr. Monahan, is a party to a change of control employment agreement with Comerica. These agreements become effective only in the event of a change of control as defined in the agreement.

The agreement is for an initial three-year period (the "Agreement Period"), commencing on the date the executive and Comerica sign the agreement, and is extended automatically at the end of each year for an additional one year unless Comerica delivers written notice to the named executive officer, at least sixty days prior to the annual renewal date, that his agreement will not be extended. Comerica intends that the Agreement Period will always be three years.

If a change of control of Comerica occurs during the Agreement Period, the employment period begins and Comerica will continue the executive's employment for a period of thirty months from the date of the change of control. During this employment period:

 . The executive's position and duties will be at least commensurate with the most significant duties held by him during the 120 day period prior the date of a change of control.

 . Comerica will assign the executive an office at the location where he was employed on the date the change of control occurred or an office less than 60 miles from such office.

 . Each executive will receive a monthly base salary equal to or greater than the highest monthly base salary he earned from Comerica during the twelve month period prior to the date of the change of control, and an annual cash bonus at least equal to the highest bonus he earned during any of the last three fiscal years prior to the date the change of control occurred. (Comerica will annualize the amount of the bonus earned by the executive during any of these years if the executive was not employed by Comerica for the entire three-year period.)

 . The executive also will be eligible to receive annual salary increases and to participate in all of Comerica's executive compensation plans and employee benefit plans, including health, accident, disability and life insurance benefit plans, at least equal to the most favorable of those plans which were in effect at any time during the 120 day period preceding the effective date of his agreement.

If the executive dies or becomes disabled during the employment period, he or his beneficiary will receive accrued obligations, including salary, pro rata bonus, deferred compensation and vacation pay, and death or disability benefits.

The agreement also provides severance benefits to the executive if Comerica terminates his employment for a reason other than cause or disability or if he resigns for good reason during the employment period. Good reason under the agreement includes termination of the agreement by the executive for any reason during the 30-day period immediately following the first anniversary of the change of control. If the executive becomes entitled to receive severance benefits under his agreement, he will receive in addition to other benefits:

 .  any unpaid base salary through the date of termination;

 . a proportionate bonus based upon the highest annual bonus he earned during any of the last three fiscal years prior to the effective date of his agreement or during the most recently completed fiscal year;

 .  an amount equal to three times his annual base salary;

 . an amount equal to three times the highest annual bonus he earned during any of the last three fiscal years prior to the effective date of his agreement or during the most recently completed fiscal year;

 . payment under Comerica's defined benefit pension plan and any excess benefit plan in which he participates, in an amount equal to the excess of: (a) the retirement benefits he would receive under the plans if he continued to receive service credit for three years after the date his employment was terminated, over (b) the retirement benefits he actually accrued under the plans;

 . continuation of health, accident, disability and life insurance benefits for three years after his employment terminates, unless he becomes eligible to receive comparable benefits during the three-year period; and

 . payment of any legal fees and expenses reasonably incurred by him to enforce his rights under the agreement.

If the Internal Revenue Service subjects any payment to the executive under the change of control employment agreement to an excise tax under Section 4999 of the Internal Revenue Code, the executive will receive an additional payment so that the amount he receives equals the amount he would receive under the agreement if an excise tax was not imposed. However, this additional payment will not be made to the executive unless the payment exceeds 110% of the payments that could have been made to him without the imposition of an excise tax.

The executive will also receive any benefits he may have under any other agreement with, or benefit plan or arrangement of, Comerica.
                           -------------------------

THE FOLLOWING COMPENSATION COMMITTEE REPORT AND PERFORMANCE GRAPH WILL NOT BE INCORPORATED BY REFERENCE INTO ANY OF COMERICA'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

                         COMPENSATION COMMITTEE REPORT

Comerica establishes the annual compensation for Comerica's Chairman and Chief Executive Officer based on the recommendation of the Compensation Committee to the Board of Directors. The committee reviews and approves the annual compensation for Comerica's President, Vice Chairman, Executive Vice Presidents and other executive officers based on the recommendations of management. All the members of the committee are non-employee directors.

COMPENSATION PHILOSOPHY

Comerica designed its compensation program to attract, motivate, reward and retain superior executive talent. The program emphasizes performance-based compensation and encourages long-term strategic decision making.

The principal components of the executive compensation program are base salaries, annual and long-term management incentive awards and long-term stock incentive awards.

In determining appropriate levels of compensation for the Chairman and Chief Executive Officer, the President, the Vice Chairman, Executive Vice Presidents and other executive officers, the committee evaluates: (1) Comerica's performance in relation to established performance goals which are discussed below; (2) Comerica's performance in relation to the fifty largest bank holding companies in the United States (the "performance peer group"); and (3) compensation levels at a select group of bank holding companies (the "compensation peer group") discussed below.

The fifty largest bank holding companies included in the "performance peer group" are substantially the same institutions as those included in the Keefe-50 Bank Index used below in Comerica's performance graph, though there are some differences.

Prior to 1998, the "compensation peer group" consisted of fourteen super-regional bank holding companies located primarily in the Midwest. In the third quarter of 1998, due to the banking industry's ongoing consolidation and the reduction in the number of peer banks, the committee approved use of a new "compensation peer group." The committee chose the thirty-seven banks included in the group from the top fifty bank holding companies as the most reliable benchmark group based on regression analysis by Comerica's independent executive compensation consultant. The regression analysis considered both size and performance variables including, but not limited to, assets, revenue and return on equity.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

Comerica's Board of Directors relies on the Chairman and Chief Executive Officer to provide effective leadership and execute a successful business plan for the entire organization. Other key measures of the Chairman and Chief Executive Officer's performance include development of the senior managers of Comerica and the leadership role he plays within the community.

Subject to the board's approval of his annual compensation, the committee establishes Mr. Miller's base salary, management incentive award, stock option grants and, when appropriate, restricted stock awards in amounts commensurate with his performance and position, in accordance with Comerica's compensation philosophy described above and in accordance with the terms of Mr. Miller's employment agreement discussed in this Proxy Statement under the heading "Employment Contracts and Severance Agreements."

BASE SALARIES

In the fourth quarter of 1997, Comerica, with the assistance of Comerica's independent executive compensation consultant, conducted a review of the competitiveness of Comerica's executive compensation program. Based on this review, the committee determined that Comerica's base salaries for the named executive officers, including the Chief Executive Officer, were at or slightly below the median base salaries of the "compensation peer group." The committee increased Mr. Miller's base salary by approximately seven percent to reflect his performance and contribution to the organization's success and to promote retention by raising his base salary to a level more commensurate with that of chief executive officers in the "compensation peer group."

MANAGEMENT INCENTIVE PLAN

The committee members believe that return on equity is a key measure of corporate performance. Therefore, Comerica maintains a Management Incentive Plan for executive officers which provides for incentives that are driven by a formula based on Comerica's return on common equity in relation to the "performance peer group" and in relation to return on common equity targets which the committee approves annually. All awards under the plan are discretionary.

For 1998, Comerica based its payment of incentive awards on Comerica achieving a minimum return on common equity of fourteen percent. Maximum incentive awards become payable when Comerica achieves a return on common equity of nineteen percent or greater. The committee established these targets in the first quarter of 1997. Once the committee determined Comerica's performance in relation to these targets, the committee established a pool of awards for distribution under the incentive plan. The distribution of individual awards to the Chairman and Chief Executive Officer and the other participants in the program is based on corporate performance, individual performance and individual levels of responsibility within Comerica. Mr. Miller's award under the plan also is subject to the terms of his employment agreement.

The 1998 management incentive awards for the Chairman and Chief Executive Officer and the other named executive officers were based on the 1998 return on common equity of 21.17 percent which placed Comerica (ranked at number four), in the top ten among the "performance peer group." Comerica determined the return on common equity by deducting an adjustment to reported earnings equal to sixty percent of the 1996 after-tax restructuring charge.

Mr. Miller's 1998 annual award under the Management Incentive Plan reflects Comerica's return on common equity performance as well as Mr. Miller's contribution to that performance. Using regression analysis, Mr. Miller's 1998 annual cash compensation, which includes this award and his base salary, is at or above the predicted level for the revised "compensation peer group."

To reward consistent superior performance over a three-year period, the Management Incentive Plan provides for an additional award to be paid if Comerica's average return on common equity for the most recent three-year period ranks among the top twenty in the "performance peer group." Comerica pays fifty percent of the additional award in the form of non-transferrable common stock and fifty percent in cash unless the named executive officer elects to defer the award. Deferred awards are deemed invested one-hundred percent in Comerica common stock. Comerica attaches a non-transferability restriction to the stock grant which precludes the recipient from disposing of the stock prior to retirement or other termination of employment. The stock portion of the additional award serves to further align the interests of Comerica's senior officers with those of the shareholders.

Comerica's adjusted average return on common equity of 20.11 percent for the three-year period from 1996 through 1998 ranked among the top ten of the "performance peer group." This is the third time since the inception of the plan that a long term incentive award was made to reward for this consistent superior performance. Mr. Miller's long term incentive payment was based on his position at Comerica and contribution to this success.

STOCK-BASED AWARDS

Comerica's key officers and employees, including all of its named executive officers, are eligible to receive stock-based awards under Comerica's Long-Term Incentive Plan. The plan's objective is to align the interests of Comerica's key officers and employees with those of its shareholders.

Awards in 1998 consisted principally of stock option grants with exercise prices equal to the fair market value of Comerica's common stock on the grant date. Because executives receive value from stock option grants only in the event of stock price appreciation, the committee believes stock options are a strong incentive to improve long term financial performance and increase shareholder value. Comerica based individual grants in 1998 on corporate performance and on individual levels of responsibility and contributions to Comerica.

Comerica's independent executive compensation consultant reported that the size of Comerica's stock option grants for the named executive officers has been conservative when compared to those for Comerica's "compensation peer group." It has been Comerica's goal to provide stock-based awards at least equal to the median awards provided by banks of this peer group. It is also Comerica's goal to encourage stock ownership for all levels of employees.

Comerica allocates grants of stock options to the Chairman and Chief Executive Officer and the other named executive officers from a pool of options which Comerica creates each year based on: (1) Comerica's overall performance and (2) a percentage of each officer's base salary. Comerica bases each named executive officer's grant from the stock pool on the committee's assessment of his or her individual performance.

STOCK OWNERSHIP GUIDELINES

Effective January 1, 1995, Comerica implemented stock ownership guidelines which encourage senior officers to own a significant number of shares of Comerica's common stock. The stock ownership targets require Comerica's senior officers to own a number of shares with a value equal to the senior officer's annual salary times a certain multiple. Comerica encourages its senior officers to achieve the targeted stock ownership levels within five years of January 1, 1995 or of becoming a senior officer. The Chairman and Chief Executive Officer, President, Vice Chairman and all Executive Vice Presidents currently meet their respective stock ownership targets.

                            STOCK OWNERSHIP TARGETS

                                            MULTIPLE OF YEARS TO
                     LEVEL                     ANNUAL    ATTAIN
                                               SALARY
    ------------------------------------------------------------
      Chairman and Chief Executive Officer   5.0 times  5 Years
                   President                 3.5 times  5 Years
                 Vice Chairman               3.0 times  5 Years
            Executive Vice President         3.0 times  5 Years
             Senior Vice President           2.0 times  5 Years
              First Vice President           1.0 times  5 Years

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The committee's objective is to structure Comerica's executive compensation programs to maximize the deductibility of executive compensation under the Internal Revenue Code. However, the committee reserves the right in the exercise of its business judgment to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Internal Revenue Code.

THE COMPENSATION COMMITTEE

Wayne B. Lyon, Chairman
Max M. Fisher
Alfred A. Piergallini
Martin D. Walker

                               PERFORMANCE GRAPH

The performance shown on the graph below is not necessarily indicative of future performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
       AMONG COMERICA INCORPORATED, KEEFE 50-BANK INDEX AND S&P 500 INDEX (ASSUMES $100 INVESTED ON 12/31/93 AND REINVESTMENT OF DIVIDENDS)



 MEASUREMENT PERIOD                COMERICA         KEEFE
(FISCAL YEAR COVERED)            INCORPORATED      50-BANK      S&P 500
---------------------            ------------      -------      -------
1993                                 100             100         100
1994                                  96              95         101
1995                                 164             152         139
1996                                 222             215         171
1997                                 391             314         229
1998                                 452             340         294

                             INDEPENDENT ACCOUNTANT

Upon recommendation of the Audit and Legal Committee, the board selected Ernst & Young LLP as independent accountant to audit Comerica's financial statements for 1999. Ernst & Young also audited Comerica's financial statements for 1998. Representatives of Ernst & Young will attend the annual meeting and you may ask questions of Ernst & Young if you wish.

                             SHAREHOLDER PROPOSALS

If you would like Comerica to consider a proposal for inclusion in Comerica's Proxy Statement for the 2000 Annual Meeting of Shareholders, you must ensure that Comerica receives the proposal no later than December 10, 1999. Proposals must comply with applicable laws and regulations and you must mail the proposal to Comerica by certified or registered mail to the Corporate Secretary, Comerica Incorporated, Comerica Tower at Detroit Center, 500 Woodward Avenue, 33rd Floor, MC 3391, Detroit, Michigan 48226.

Under Comerica's bylaws, shareholders of Comerica must provide advance notice to Comerica if they wish to nominate persons for election as directors or propose items of business at an annual meeting of Comerica's shareholders. In the case of an annual meeting of shareholders, you must deliver this notice not later than the close of business on the 90th day nor earlier than the close of business on the 120th day or prior to the first anniversary of the immediately preceding year's annual meeting of shareholders (i.e., for the 2000 Annual Meeting of Shareholders, you must deliver such notice not later than the close of business on February 21, 2000 nor earlier than the close of business on January 21, 2000). If, however, Comerica calls the annual meeting of shareholders for a date that is more than 30 days before or more than 60 days after such anniversary date, Comerica must receive your notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which Comerica first made a public announcement of the date of such meeting of shareholders. If the number of directors to be elected to the board at the annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board at least 100 days prior to the first anniversary of the immediately preceding year's annual meeting, then Comerica will consider your notice timely (but only with respect to nominees for any new positions created by such increase), if Comerica receives notice not later than the close of business on the 10th day following the day on which such public announcement is first made by Comerica. In the case of a special meeting of shareholders called for the purpose of electing directors, your written notice must be delivered not later than the close of business on the 10th day following the day on which Comerica mails notice or makes public disclosure of the date of the special meeting, whichever occurs first. You may receive a copy of Comerica's bylaws specifying the advance notice requirements by making a written request to the undersigned Corporate Secretary of Comerica.

                         ANNUAL REPORT TO SHAREHOLDERS

Comerica mailed the 1998 Annual Report to Shareholders, containing financial statements and other information about the operations of Comerica for the year ended December 31, 1998, to you in March 1999. You should not regard the 1998 Annual Report as proxy soliciting material.

                                 OTHER MATTERS

The board is not aware of any other matter to be presented at the annual meeting. The board does not intend to submit any additional matters for a vote at the meeting and no shareholder has provided the required notice of the shareholder's intention to propose any matter at the meeting. However, if any other matters are properly brought before the meeting, the shares represented by proxies in the accompanying form will be voted with respect to the matter in accordance with the judgment of the person or persons voting the shares.

Under Comerica's bylaws, the board may, without notice, properly submit additional matters for a vote at the meeting. If the board does so, the shares represented by proxies in the accompanying form will be voted with respect to the matter in accordance with the judgment of the person or persons voting the shares.

                                     By Order of the Board of Directors,

                                 /s/ George W. Madison
                                     George W. Madison
                                     Executive Vice President,
                                     General Counsel and Corporate Secretary

April 9, 1999

                       Location of Comerica Incorporated
                         Annual Meeting of Shareholders

                         The Detroit Institute of Arts
                 5200 Woodward Avenue, Detroit, Michigan 48202
                           (313) 833-7900 sss.dia.org


                      [MAP TO THE DETROIT INSTITUTE OF ARTS]

   Free valet parking is available at the Farnsworth Entrance to The Detroit
                               Institute of Arts.

--------------------------------------------------------------------------------



                                                    [COMERICA LOGO]

                                                 COMERICA INCORPORATED

                                          1999 ANNUAL MEETING OF SHAREHOLDERS

                                                     MAY 21, 1999


[COMERICA LOGO]

          COMERICA INCORPORATED                                          PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints Mark W. Yonkman and Kristina S. Pennex as Proxies, each with the power to appoint his or her substitute, and authorizes them to represent and vote, as designated below, all the shares of common stock of Comerica Incorporated held of record by the undersigned on March 24, 1999, at the annual meeting of shareholders to be held on May 21, 1999 and any adjournment of the meeting. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.

                             COMERICA INCORPORATED
                      1999 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 21, 1999
                                   9:30 A.M.

                          The Detroit Institute of Arts
                          5200 Woodward Avenue
                          Detroit, Michigan


                      See reverse for voting instructions.

--------------------------------------------------------------------------------

                                                        COMPANY #
                                                        CONTROL #




VOTE BY TELEPHONE OR THE INTERNET
--------------------------------------------------------------------------------

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. The deadline for telephone and Internet voting is noon (Eastern Daylight Savings Time), May 19, 1999.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

1. Using a touch-tone telephone, dial 1-800-240-6326. You may dial this toll free number at your convenience 24 hours a day, 7 days a week.

2. When prompted, enter the 3 digit Company Number and the 7 digit Control Number which are located in the box in the upper right hand corner of the proxy card.

3. Follow the simple instructions provided.

VOTE BY THE INTERNET -- HTTP://WWW.EPROXY.COM/CMA/ -- QUICK *** EASY ***
IMMEDIATE

1. Using the Internet, log-on to HTTP://WWW.EPROXY.COM/CMA/ which is available 24 hours a day, 7 days a week.

2. When prompted, enter the 3 digit Company Number and the 7 digit Control Number which are located in the box in the upper right hand corner of the proxy card to create an electronic ballot.

3. Follow the simple instructions provided on the screen.

    IF YOU VOTE BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY.




--------------------------------------------------------------------------------

Election of directors:   01 J. Philip DiNapoli      02 Wayne B. Lyon             [_]Vote FOR all    [_]Vote WITHHELD
                         03 Alfred A. Piergallini   04 Patricia M. Wallington       nominees           from all nominees


(INSTRUCTIONS: TO WITHHOLD
AUTHORITY TO VOTE FOR ANY INDICATED
NOMINEE, WRITE THE NUMBER(S) OF THE
NOMINEE(S) IN THE BOX PROVIDED TO
THE RIGHT.)


IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE MATTER LISTED.

Address Change? Mark Box[_]
Indicate changes below:                    Date ______________



                                        Signature(s) in Box
                                        Please sign exactly as your name ap-
                                        pears. When shares are held by joint
                                        tenants, both should sign. Please give
                                        full title when signing as attorney,
                                        executor, administrator, trustee or
                                        guardian. If a corporation, please
                                        sign in full corporate name by an au-
                                        thorized officer. If a partnership,
                                        please sign in partnership name by an
                                        authorized person.

      ----------------------------------------------------------

                   PLEASE VOTE BY TELEPHONE OR THE INTERNET.

                      PLEASE READ THE INSTRUCTIONS BELOW.

      ----------------------------------------------------------

Comerica encourages you to take advantage of the following convenient ways to vote your shares for matters to be covered at the 1999 Annual Meeting of Shareholders. Please take the opportunity to use one of the two voting methods outlined below to cast your ballot. These methods are easy to use and save Comerica postage and other expenses.

  VOTE BY PHONE: 1-800-240-6326

    . Use any touch-tone telephone to vote your proxy.
    . Have your proxy card in hand when you call.
    . You will be prompted to enter the 3 digit Company Number and the 7 digit numeric Control Number which is located on your proxy card. You then follow the simple instructions the system provides you.

                                      OR

  VOTE BY THE INTERNET: WWW.EPROXY.COM/CMA/

    . Use the Internet to vote your proxy.
    . Have your proxy card in hand when you access the web site.
    . You will be prompted to enter the 3 digit Company Number and the 7 digit numeric Control Number which is located on your proxy card to create an electronic ballot.

If you vote by phone or vote using the Internet, please do not mail your proxy.

                THANK YOU FOR VOTING BY PHONE OR THE INTERNET.